SUB ITEM 77Q1(e)

An Amendment, dated November 1, 2008, to the Investment Advisory Agreement, dated January 1, 2002, by and between MFS Series Trust VI, on behalf of its series of shares, and Massachusetts Financial Services Company, is contained in Post-Effective Amendment No. 28 to the Registration Statement for MFS Series Trust VI (File Nos. 33-34502 and 811-6102), as filed with the Securities and Exchange Commission via EDGAR on February 26, 2009, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.